Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated September 6, 2019 with respect to the consolidated financial statements of First Bitcoin Capital Corp. for the years ended December 31, 2018, 2017 and 2016 included in this Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission.

“Hay & Watson

Chartered Professional Accountants”

Vancouver

British Columbia

Canada

December 30, 2019